                                                                     EXHIBIT 3.2








                              SUN BANCSHARES, INC.

                                     BYLAWS

                               TABLE OF CONTENTS

ARTICLE I.          OFFICES..............................................................................1

         1.1      Business Office........................................................................1
         1.2.     Registered Office......................................................................1

ARTICLE II.         SHAREHOLDERS.........................................................................1

         2.1.     Annual Meeting.........................................................................1
         2.2      Special Meetings.......................................................................1
         2.3      Place of Meeting.......................................................................2
         2.4      Notice of Meeting......................................................................2
                  (a)      Required Notice...............................................................2
                  (b)      Adjourned Meeting.............................................................2
                  (c)      Waiver of Notice..............................................................2
                  (d)      Contents of Notice............................................................3
         2.5      Fixing of Record Date..................................................................3
         2.6      Shareholder List.......................................................................4
         2.7      Quorum and Voting Requirements.........................................................5
         2.8      Increasing Either Quorum or Voting Requirements........................................5
         2.9      Proxies................................................................................6
         2.10     Voting of Shares.......................................................................6
         2.11     Corporation's Acceptance of Votes......................................................6
         2.12     Informal Action by Shareholders........................................................7
         2.13     Nomination and Voting for Directors....................................................8
                  (a)      Nominations...................................................................8
                  (b)      Regulatory Approval...........................................................8
                  (c)      General Provision.............................................................9
                  (d)      Plurality Requirement.........................................................9
         2.14     Shareholder's Rights to Inspect Corporate Records......................................9
                  (a)      Minutes and Accounting Records................................................9
                  (b)      Absolute Inspection Rights of Records Required at Principal Office............9
                  (c)      Conditional Inspection Right.................................................10
                  (d)      Copy costs...................................................................10
         2.15     Financial Statements Shall be Furnished to the Shareholders...........................11
         2.16     Dissenter's Rights....................................................................11



                                      i
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
ARTICLE III.        BOARD OF DIRECTORS..................................................................11

         3.1      General Powers........................................................................11
         3.2      Number, Tenure and Qualifications of Directors........................................12
         3.3      Regular Meetings......................................................................13
         3.4      Special Meetings......................................................................13
         3.5      Notice of Special Meeting.............................................................13
         3.6      Director Quorum.......................................................................14
         3.7      Manner of Acting......................................................................14
                  (a)      Required Vote................................................................14
                  (b)      Telephone Meeting............................................................14
                  (c)      Failure To Object To Action..................................................14
         3.8      Establishing a "Supermajority" Quorum or Voting Requirement...........................14
         3.9      Action Without a Meeting..............................................................15
         3.10     Removal of a Director.................................................................15
         3.11     Vacancies.............................................................................16
         3.12     Compensation..........................................................................16
         3.13     Committees............................................................................16
                  (a)      Creation of Committees.......................................................16
                  (b)      Selection of Members.........................................................17
                  (c)      Required Procedures..........................................................17
                  (d)      Authority....................................................................17

ARTICLE IV.         OFFICERS............................................................................18

         4.1      Number................................................................................18
         4.2      Appointment and Term of Office........................................................18
         4.3      Removal...............................................................................18
         4.4      Chairman of the Board.................................................................18
         4.5      Chief Executive Officer...............................................................18
         4.6      President.............................................................................19
         4.7      The Vice-Presidents...................................................................19
         4.8      The Secretary.........................................................................20
         4.9      The Treasurer.........................................................................20
         4.10     Assistant Secretaries and Assistant Treasurers........................................20
         4.11     Salaries..............................................................................21

ARTICLE V.          INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES.......................21

         5.1      Indemnification of Directors..........................................................21
                  (a)      Determination and Authorization..............................................21
                  (b)      Standard of Conduct..........................................................21
                  (c)      Indemnification in Derivative Actions Limited................................22
         5.2      Advance Expenses for Directors........................................................22
         5.3      Indemnification of Officers, Agents, and Employees Who Are Not Directors..............23

                                       ii


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
         5.4      Insurance.............................................................................23
         5.5      Nonexclusivity of Rights; Agreements..................................................23
         5.6      Continuing Benefits; Successors.......................................................23
         5.7      Interpretation; Construction..........................................................24
         5.8      Amendment.............................................................................24
         5.8      Severability..........................................................................24

ARTICLE VI.         CERTIFICATES FOR SHARES AND THEIR TRANSFER..........................................25

         6.1      Certificates for Shares...............................................................25
                  (a)      Content......................................................................25
                  (b)      Legend as to Class or Series.................................................25
                  (c)      Shareholder List.............................................................25
                  (d)      Transferring Shares..........................................................26
         6.2      [Reserved]............................................................................26
         6.3      Registration of the Transfer of Shares................................................26
         6.4      Restrictions on Transfer of Shares Permitted..........................................26
         6.5      Acquisition of Shares.................................................................27

ARTICLE VII.        DISTRIBUTIONS.......................................................................27

         7.1      Distributions.........................................................................27

ARTICLE VIII.       CORPORATE SEAL......................................................................28

         8.1      Corporate Seal........................................................................28

ARTICLE IX.         EMERGENCY BYLAWS....................................................................28

         9.1      Emergency Bylaws......................................................................28
                  (a)      Notice of Board Meetings.....................................................28
                  (b)      Temporary Directors and Quorum...............................................28
                  (c)      Actions Permitted to be taken................................................28

ARTICLE X.          AMENDMENTS..........................................................................29
         10.1     Amendments............................................................................29




                                      iii
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                              SUN BANCSHARES, INC.
                                     BYLAWS


                               ARTICLE I. OFFICES

1.1      BUSINESS OFFICE.

         The principal office of the corporation shall be within in the State of South Carolina and shall be located in the City of Murrells Inlet, County of Georgetown. The board of directors may change the location of the principal office. The corporation shall maintain at its principal office a copy of certain records, as specified in Section 2.14 of
         Article II. The corporation may have such other offices, either within or without the State of South Carolina, as the board of directors may designate or as the business of the corporation may require from time to time.

1.2      REGISTERED OFFICE.

         The registered office of the corporation, required by ss.33-5-01 of the South Carolina Business Corporation Act of 1988 (the "Act") may be, but need not be, identical with the principal office in the state of South Carolina, and the address of the registered office may be changed from time to time.


                            ARTICLE II. SHAREHOLDERS

2.1      ANNUAL MEETING.

         A meeting of shareholders of the corporation shall be held annually, within six (6) months after the end of each fiscal year of the corporation. The annual meeting shall be held at such time and on such date, as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

         If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

2.2      SPECIAL MEETINGS.

         Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the chief executive officer, the president or the board of directors, and shall be called by the corporation at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

2.3      PLACE OF MEETING.

         The board of directors may designate any place within or without the State of South Carolina as the place of meeting for any annual or special meeting of the shareholders, stated in the notice of meeting or in a waiver of notice. If no designation is made, the place of meeting shall be the principal office of the corporation in the state of South Carolina.

2.4      NOTICE OF MEETING.

         (a)      Required Notice.

                  Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, the president, the board of directors or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, (3) when received, or (4) five days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

         (b)      Adjourned Meeting.

                  If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be, fixed (see Section 2.5 of this Article II) then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4, to those persons who are shareholders as of the new record date.

         (c)      Waiver of Notice.

                  The shareholder may waive notice of the meeting (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

                  A shareholder's attendance at a meeting:


                                        2
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                  (1)      waives objection to lack of notice or defective
                           notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

                  (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (d)      Contents of Notice.

                  The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4 (d) or as provided in the articles of incorporation, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

                  If a purpose of any shareholder meeting is to consider either:
                  (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval) (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation' s property; (4) the adoption, amendment or repeal of a bylaw; (5) dissolution of the corporation; or, (6) removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; (3) transaction for disposition of all the corporation's property; or (4) bylaw proposal. If the proposed corporation action creates dissenter's rights, the notice must state that shareholders are, or may be entitled to assert dissenter' s rights, and must be accompanied by a copy of Chapter 13 of the Act. If the corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to a director (as defined in ss.33-16-210 of the Act), this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

2.5      FIXING OF RECORD DATE.

         For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

         (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

         (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;

         (c) With respect to the payment of a share dividend, the date the board authorizes the share dividend;

         (d) With respect to actions taken in writing without a meeting (pursuant to Article II, Section 2.12), the date the first shareholder signs a consent;

         (e) And with respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.6      SHAREHOLDER LIST.

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Article II, Section 2.7) and within each voting group by class or series of shares. The shareholder's list must be available for inspection by any shareholder, beginning on the date on which notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his or her agent or attorney is entitled on written demand to inspect, and subject to the requirements of Section 2.14 of this Article II, to copy the list at his or her expense during regular business hours, and during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.


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2.7      QUORUM AND VOTING REQUIREMENTS.

         If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to Section 2.8 of this Article II, or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to Section 2.8 of this Article II, or the Act require a greater number of affirmative votes.

2.8      INCREASING EITHER QUORUM OR VOTING REQUIREMENTS.

         For purposes of this Section 2.8 a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

         The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

         The adoption or amendment of a bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

         A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

2.9      PROXIES.

         At all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing by the shareholder or which is executed by his or her duly authorized attorney-in-fact. Such proxy shall be dated and filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. Unless a time of expiration is otherwise specified, a proxy is valid for eleven months. A proxy is revocable unless executed in compliance with ss.33-7-220(d) of the Act, or any succeeding statute of like tenor and effect.

2.10     VOTING OF SHARES.

         Unless otherwise provided in the articles of incorporation, each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Each outstanding share of other classes of stock, if any, shall have such voting rights as may be prescribed by the board of directors.

         Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

2.11     CORPORATION'S ACCEPTANCE OF VOTES.

         (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

         (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

                  (1) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

                  (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

                  (5) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

         (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

2.12     INFORMAL ACTION BY SHAREHOLDERS.

         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

2.13     NOMINATION AND VOTING FOR DIRECTORS.

         (a)      Nominations.

                  Nominations, other than those management nominees made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive offices of the corporation not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person as required to be disclosed in solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (including such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the books of the corporation, of such shareholder and (B) the class and number of shares of the corporation's capital stock that are beneficially owned by such shareholder. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this Section 2.13. The officer presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.13 and the defective nomination shall be disregarded.

         (b)      Regulatory Approval.

                  Notwithstanding subsection (a) of this Section 2.13, if the corporation or any banking subsidiary of the corporation is subject to the requirements of Section 914 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, then no person may be nominated by a shareholder for election as a director at any meeting of shareholders unless the shareholder furnishes the written notice required by subsection (a) of this Section 2.13 to the secretary of the corporation at least ninety days prior to the date of the meeting and the nominee has received regulatory approval to serve as a director prior to the date of the meeting.


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

         (c)      General Provision.

                  Unless otherwise provided in the articles of incorporation, at each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes the shareholder is entitled to cast for each director to be elected and for whose election the shareholder has a right to vote.

         (d)      Plurality Requirement.

                  Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.14     SHAREHOLDER'S RIGHTS TO INSPECT CORPORATE RECORDS.

         (a)      Minutes and Accounting Records.

                  The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

         (b)      Absolute Inspection Rights of Records Required at Principal
                  Office.

                  Upon written demand to the corporation at least five business days before the date on which he or she wishes to inspect and copy, a shareholder (or his or her agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

                  (1) its articles or restated articles of incorporation and all amendments to them currently in effect;

                  (2) its bylaws or restated bylaws and all amendments to them currently in effect;

                  (3) resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

                  (4) the minutes of all shareholders, meetings, and records of all action taken by shareholders without a meeting, for the past 10 years;


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

                  (5) all written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years to the shareholders;

                  (6) a list of the names and business addresses of its current directors and officers;

                  (7) its most recent annual report delivered to the Tax commission; an

                  (8) if the shareholder owns at least one percent of any class of shares, he may inspect and copy its federal and state income tax returns for the last ten years.

         (c)      Conditional Inspection Right.

                  In addition, if a shareholder gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he or she wishes to inspect and copy, and describes with reasonable particularity the purpose of the inspection and the records to be inspected, and the records are directly connected with that purpose, a shareholder (or his or her agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

                  (1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (a) of this
                           Section 2.14.

                  (2)      accounting records of the corporation; and

                  (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

         (d)      Copy costs.

                  The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

2.15     FINANCIAL STATEMENTS SHALL BE FURNISHED TO THE SHAREHOLDERS.

         (a) The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

         (b) If the annual financial statements are reported upon by a public accountant, his or her report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

                  (1) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

                  (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         (c) A corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest financial statements.

2.16     DISSENTER'S RIGHTS

         Each shareholder shall have the right to dissent from, and obtain payment for his or her shares when so authorized by the Act, articles of incorporation, these bylaws, or in a resolution of the board of directors.


                        ARTICLE III. BOARD OF DIRECTORS

3.1      GENERAL POWERS.

         Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

3.2      NUMBER, TENURE AND QUALIFICATIONS OF DIRECTORS.

         (a) Unless otherwise provided in the articles of incorporation, the number of directors of the corporation shall be that number as may be fixed from time to time by resolution of the board of directors, but in no event shall the number be less than six or greater than fifteen. The initial number of directors shall be six. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of two-thirds of the issued and outstanding shares of the corporation entitled to vote in an election of directors or by the board of directors by the affirmative vote of two-thirds of all directors then in office. In addition, unless provided otherwise by resolution of the board of directors, if, in any case after proxy materials for an annual meeting of shareholders have been mailed to shareholders, any person named therein to be nominated at the direction of the board of directors becomes unable or unwilling to serve, the number of authorized directors shall be automatically reduced by a number equal to the number of such persons. The members of the board of directors need not be shareholders nor need they be residents of any particular state. At any time that the board of directors has six or more members, unless provided otherwise by the articles of incorporation, the terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total. The terms of directors in the first class expires at the first annual shareholders' meeting after their election, the terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number or directors is increased and any newly created directorships are filled by the board, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his or her earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his or her term, as staggered, and thereafter until his or her successor shall have been elected and qualified.

         (b) No individual who is or becomes a Business Competitor (as defined below) or who is or becomes affiliated with, employed by or a representative of any individual, corporation, association, partnership, firm, business enterprise or other entity or organization which the board of directors, after having such matter formally brought to its attention, determines to be in competition with the corporation or any of its subsidiaries (any such individual, corporation, association, partnership, firm, business enterprise or other entity or organization being hereinafter referred to as a "Business Competitor") shall be eligible to serve as a director if the board of directors determines that it would not be in the corporation's best interests for such individual to serve as a director of the corporation. Such affiliation, employment or representation may include, without limitation, service or status as an owner, partner, shareholder, trustee, director, officer, consultant, employee, agent, or counsel, or the existence of any relationship which results in the affected person having an express or implied obligation to act on behalf of a Business Competitor; provided, however, that passive ownership of a debt or equity interest not exceeding 1% of the outstanding debt or equity, as the case may be, in any Business Competitor shall not constitute such affiliation, employment or representation. Any financial institution having branches or affiliates in Horry County, South Carolina, shall be presumed to be Business Competitor unless the board of directors determines otherwise.

3.3      REGULAR MEETINGS.

         Unless otherwise provided in the articles of incorporation, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place (which may be within or without the State of South Carolina) for the holding of additional regular meetings without other notice than such resolution. (If so permitted by Section 3.7, any such regular meeting may be held by telephone.)

3.4      SPECIAL MEETINGS.

         Unless otherwise provided in the articles of incorporation, special meetings of the board of directors may be called by or at the request of the chairman of the board of directors, the chief executive officer or the president. The person authorized to call special meetings of the board of directors may fix any place, only within the County of South Carolina where the corporation has its principal office as the place for holding any special meeting of the board of directors, or if permitted by Section 3.7, such meeting may be held by telephone.

3.5      NOTICE OF SPECIAL MEETING.

         Unless the articles of incorporation provide for a longer or shorter period, notice of any special meeting shall be given at least two days previously thereto either orally or in writing. If mailed, such notice shall be deemed to be effective at the earlier of: (1) when received;
         (2) 5 days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

3.6      DIRECTOR QUORUM.

         A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number. Any amendment to this quorum requirement is subject to the provisions of Section 3.8 of this Article III.

3.7      MANNER OF ACTING.

         (a)      Required Vote

                  The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment to these bylaws which changes the number of directors needed to take action, is subject to the provisions of Section 3.8 of this Article III.

         (b)      Telephone Meeting

                  Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         (c)      Failure To Object To Action

                  A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; or (2) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.8      ESTABLISHING A "SUPERMAJORITY" QUORUM OR VOTING REQUIREMENT.

         For purposes of this Section 3.8, a "supermajority" quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

         A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

                  (1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders);

                  (2) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

         A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

         Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

3.9      ACTION WITHOUT A MEETING.

         Unless the articles of incorporation provide otherwise, action required or permitted by the Act, to be taken at a board of directors, meeting may be taken without a meeting if the action is assented to by all members of the board.

         The action may be evidence by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action evidenced by written consents under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

3.10     REMOVAL OF A DIRECTOR

         The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed with cause only if the number of votes cast to remove the director exceeds the number of votes cast against removing the director. A director may be removed without cause only by the holders of at least two-thirds (2/3) of the issued and outstanding shares of the corporation entitled to vote in an election of the directors.

3.11     VACANCIES.

         Unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancies then and until the shareholders act:

         (1)      the board of directors may fill the vacancy; or

         (2) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

         If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

         A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. However, if his or her term expires, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

3.12     COMPENSATION.

         Unless otherwise provided in the articles of incorporation, by resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

3.13     COMMITTEES.

         (a)      Creation of Committees.

                  Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

         (b)      Selection of Members.

                  The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action, (or if not specified in the articles the numbers required by Section 3.7 of this Article III to take action).

         (c)      Required Procedures.

                  Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of this Article
                  III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

         (d)      Authority.

                  Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

                  (1)      authorize distributions;

                  (2) approve or propose to shareholders action that the Act requires be approved by shareholders;

                  (3) fill vacancies on the board of directors or on any of its committees;

                  (4) amend the articles of incorporation pursuant to the authority of directors, to do so granted by ss.33-10-102 of the Act;

                  (5)      adopt, amend, or repeal bylaws;

                  (6) approve a plan of merger not requiring shareholder approval;

                  (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

                  (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

                              ARTICLE IV. OFFICERS

4.1      NUMBER.

         The officers of the corporation shall consist of a chief executive officer, a president, a secretary, and a treasurer and may include vice presidents and assistant officers, each of whom shall be appointed by the board of directors. The board of directors may also create and establish the duties of other offices as it deems appropriate. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation. The board of directors shall also elect a chairman of the board and may elect a vice chairman of the board from among its members.

4.2      APPOINTMENT AND TERM OF OFFICE.

         The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term). If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in Section 4.3 of this Article IV.

4.3      REMOVAL.

         Unless appointed by the shareholders, any officer or agent may be removed by the board of directors at any time, with or without cause. Any officer or agent appointed by the shareholders may be removed by the shareholders with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.4      CHAIRMAN OF THE BOARD.

         The chairman of the board of directors, if elected by the board of directors, or if not elected, the chief executive officer or the president, shall preside at all meetings of the shareholders and board of directors and shall perform such other duties as may be prescribed from time to time by the board of directors or by these bylaws.

4.5      CHIEF EXECUTIVE OFFICER.

         The chief executive officer shall have general charge of the business and affairs of the corporation and shall keep the board of directors fully advised. The chief executive officer shall employ and discharge employees and agents of the corporation, except such as shall be elected by the board of directors, and he or she may delegate these powers. The chief executive officer may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The chief executive officer shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time. The board of directors, by resolution from time to time, may confer like powers upon any other person or persons.

4.6      PRESIDENT.

         The president shall, with the chief executive officer, shall have general charge of the business and affairs of the corporation and shall keep the chief executive officer and the board of directors fully advised. The president shall employ and discharge employees and agents of the corporation, except such as shall be elected by the board of directors, and he or she may delegate these powers. The President may vote the shares of other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The president shall, in the absence of the chairman of the board and the chief executive officer, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. The board of directors, by resolution from time to time, may confer like powers upon any other person or persons.

4.7      THE VICE-PRESIDENTS.

         In the absence of the chief executive officer or the president or in the event of their death, inability or refusal to act, unless the board of directors shall otherwise provide, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the chief executive officer and the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president. (If there is no vice-president, then the treasurer shall perform such duties of the chief executive officer and the president). Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the board of directors.

4.8      THE SECRETARY.

         The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
         (c) be custodian of the corporate records and of any seal of the corporation and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the chief executive officer , the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the board of directors.

4.9      THE TREASURER.

         The treasurer shall be the chief financial officer and shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.


4.10     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

         The assistant secretaries, when authorized by the board of directors, may sign with the chief executive office, the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chief executive officer, the president or the board of directors.

4.11     SALARIES.

         The salaries of the officers shall be fixed from time to time by the board of directors.


                           ARTICLE V. INDEMNIFICATION
                             OF DIRECTORS, OFFICERS,
                              AGENTS, AND EMPLOYEES

5.1      INDEMNIFICATION OF DIRECTORS.

         Unless otherwise provided in the articles of incorporation, the corporation shall indemnify any individual made a party to or is otherwise involved in any threatened, pending or completed action, suit or other proceeding whether civil, criminal, administrative or investigative and whether formal or informal because he or she is or was a director of the company, against expenses (including attorney's fees), judgments, fines, amounts paid in settlement or other similar costs actually and reasonably incurred in connection with such action, suit or proceeding, but only if such indemnification is both (i) permissible and (ii) authorized, as defined in subsection (a) of this
         Section 5.1. (Such indemnification is further subject to the limitation specified in subsection (c).)

         (a)      Determination and Authorization

                  The corporation shall not indemnify a director under this
                  Section 5.1 of Article V unless:

                  (1)      Determination:

                           A determination has been made in accordance with the procedures set forth in ss.33-8-550(b) of the Act that the director met the standard of conduct set forth in subsection (b) below, and

                  (2)      Authorization:

                           The board of directors (as specified in
                           ss.33-8-550(c)) authorizes payment after they have concluded that the expenses are reasonable, the corporation has the financial ability to make the payment, and that the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

         (b)      Standard of Conduct

                  The individual shall demonstrate that he or she:


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

                  (1)      conducted himself or herself in good faith; and

                  (2)      reasonably believed:

                           (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests; and

                           (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and

                           (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful.

                  The corporation shall not indemnify a director under this
                  Section 5.1 of Article V:

                  (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.

         (c)      Indemnification in Derivative Actions Limited

                  Indemnification permitted under this Section 5.1 of Article V in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

5.2      ADVANCE EXPENSES FOR DIRECTORS

         If a determination is made, following the procedures of Article V,
         Section 5.1(a), that the director has met the following requirements; and if an authorization of payment is made, also following the procedures and standards set forth in Article V, Section 5.1(a); then unless otherwise provided in the articles of incorporation, the company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

         (1) the director furnishes the corporation a written affirmation of his or her good faith belief that he has met the standard of conduct described in subsection (b) of Section 5.1 of this
                  Article V.

         (2) the director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct (which undertaking must be an


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

                  unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

         (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 5.1 of this Article V or ss.33-8-500 through ss.33-8-580 of the Act.

5.3      INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO ARE NOT
         DIRECTORS.

         Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent, consistent with public policy, as determined by the general or specific action of the board of directors.

5.4      INSURANCE.

         The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify him or her against the same liability under this Article V.

5.5      NONEXCLUSIVITY OF RIGHTS; AGREEMENTS.

         The rights conferred on any person by this Article V shall neither limit nor be exclusive of any other rights which such person may have or hereafter acquire under any statute, agreement, provision of the articles of incorporation, these bylaws, vote of shareholders or otherwise. The provisions of this Article V shall be deemed to constitute an agreement between the corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article V, the corporation shall have the power, upon authorization by the board of directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the corporation certain indemnification rights. Any such agreement between the corporation and any director, officer, employee or agent of the corporation concerning indemnification shall be given full force and effect, to the fullest extent permitted by applicable law, even if it provides rights to such director, officer, employee or agent more favorable than, or in addition to, those rights provided under this Article V.

5.6      CONTINUING BENEFITS; SUCCESSORS.

         The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to



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

         a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this Article V, the term "corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article V on the same terms and conditions and to the same extent as this corporation.

5.7      INTERPRETATION; CONSTRUCTION.

         This Article V is intended to provide indemnification to the directors and permit indemnification to the officers of the corporation to the fullest extent permitted by applicable law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. To the extent that a provision herein prevents a director or officer from receiving indemnification to the fullest extent intended, such provision shall be of no effect in such situation. If at any time the Act is amended so as to permit broader indemnification rights to the director and officers of this corporation, then these bylaws shall be deemed to automatically incorporate these broader provisions so that the directors and officers of the corporation shall continue to receive the intended indemnification to the fullest extent permitted by applicable law.

5.8      AMENDMENT.

         Any amendment to this Article V that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any indemnified person hereunder shall, as to such indemnified person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the indemnified person so affected. Any indemnified person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article V to the same extent as if such provisions had continued as part of the bylaws of the corporation without such amendment. This Section 5.8 cannot be altered, amended or repealed in a manner effective as to any indemnified person (except as to Post Amendment Events) without the prior written consent of such indemnified person.

5.9      SEVERABILITY.

         Each of the Sections of this Article V, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article V that is not declared invalid or unenforceable.


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

                          ARTICLE VI. CERTIFICATES FOR
                            SHARES AND THEIR TRANSFER

6.1      CERTIFICATES FOR SHARES.

         (a)      Content.

                  Certificates representing shares of the corporation shall be in such form as determined by the board of directors and at minimum, state on their faces:

                  (i) the name of the issuing corporation and that it is formed under the laws of South Carolina;

                  (ii)     the name of the person to whom issued;

                  (iii) the number and class of shares and the designation of the series, if any, the certificate represents; and

                  (iv) if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

                  Such certificates shall be signed (either manually or by facsimile) by the chief executive officer, the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

         (b)      Legend as to Class or Series.

                  If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

         (c)      Shareholder List.

                  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.


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

         (d)      Transferring Shares.

                  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

6.2      [RESERVED]

6.3      REGISTRATION OF THE TRANSFER OF SHARES.

         Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Subject to the provisions of ss.33-7-300(d) of the Act (relating to shares held in a voting trust), and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4      RESTRICTIONS ON TRANSFER OF SHARES PERMITTED.

         The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

         A restriction on the transfer or registration of transfer of shares may be authorized:

         (1) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

         (2)      to preserve exemptions under federal or state securities law;

         (3)      for any other reasonable purpose.

         A restriction on the transfer or registration of transfer of shares may:

         (1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

         (2) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

         (3) require the corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable;

         (4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

         A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

6.5      ACQUISITION OF SHARES.

         The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares. If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation, which amendment shall be adopted by the shareholders or the board of directors without shareholder action. The article of amendment must be delivered to the Secretary of State and must set forth:

         (1)      the name of the corporation;

         (2) the reduction in the number of authorized shares, itemized by class and series; and

         (3) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

                           ARTICLE VII. DISTRIBUTIONS

7.1      DISTRIBUTIONS.

         The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.



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

                          ARTICLE VIII. CORPORATE SEAL

8.1      CORPORATE SEAL.

         The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, South Carolina as the state of incorporation, and the words "Corporate Seal."

                          ARTICLE IX. EMERGENCY BYLAWS

9.1      EMERGENCY BYLAWS.

         Unless the articles of incorporation provide otherwise, the following provisions of this Article IX, Section 9.1 "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event.

         During such emergency:

         (a)      Notice of Board Meetings

                  Any one member of the board of directors or any one of the following officers: chief executive officer, president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

         (b)      Temporary Directors and Quorum

                  One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article III, Section 3.6) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

         (c)      Actions Permitted to be taken

                  The board may as constituted in paragraph (b), and after notice as set forth in paragraph (a):

                  (1) prescribe emergency powers to any officer of the corporation;



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

                  (2) delegate to any officer or director, any of the powers of the board of directors;

                  (3) designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

                  (4) relocate the principal place of business, or designate successive or simultaneous principal places of business; and

                  (5) take any other action, convenient, helpful, or necessary to carry on the business of the corporation.


                             ARTICLE X. AMENDMENTS

10.1     AMENDMENTS.

         The corporation's board of directors may amend or repeal any of the corporation's bylaws unless:

         (1) the articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

         (2) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

         (3) the bylaw either establishes, amends, or deletes, a supermajority shareholder quorum or voting requirement (as defined in Section 2.8 of Article II).

         Any amendment which changes the voting or quorum requirement for the board must comply with Article III, Section 3.8, and for the shareholders, must comply with Article II, Section 2.8.

         The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors. Any notice of a meeting of shareholders at which bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of bylaws and contain or be accompanied by a copy or summary of the proposal.





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